Exhibit 10.21

AMENDMENT NO. 1
TO
THE LINCOLN ELECTRIC COMPANY
EMPLOYEE SAVINGS PLAN
(as amended and restated EFFECTIve JANUARY 15, 2021)

The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 1 to The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective January 15, 2021) (the “Plan”), effective as of January 1, 2022.

I.

The Plan is hereby amended by inserting a new Article XVI immediately following Article XV thereof to read as follows:

“Article XVI – Suspense account

16.1Transferred Assets; Qualified Replacement Plan. The Company terminated the Retirement Annuity Program, effective as of the close of business on December 31, 2020, and approved the transfer of all residual assets in the Retirement Annuity Program trust, following satisfaction of all Retirement Annuity Program benefit liabilities, to the Plan. As soon as administratively practicable following the termination of the Retirement Annuity Program, the Plan shall accept a transfer of such residual assets from the Retirement Annuity Program. This Article XVI shall apply to any such assets transferred from the Retirement Annuity Program to the Plan during the Plan Year commencing January 1, 2022 (the “Transferred Assets”). This Plan is intended to be a “qualified replacement plan” under section 4980(d)(2) of the Code for purposes of such transfer, and has been determined to meet the participation requirement in section 4980(d)(2)(A) of the Code. This Article XVI and all other provisions of this Plan shall be construed and applied with the intention of complying with the requirements of section 4980(d) of the Code.

16.2Suspense Account. The Transferred Assets, as adjusted for earnings, profits, expenses or losses thereon, shall be held in a suspense account under this Plan’s Trust (the “Suspense Account”) until such amounts are allocated to Member Accounts in accordance with Section 16.3.

16.3Allocation Period. Subject to Sections 16.5 and 16.6, amounts held in the Suspense Account shall be allocated from the Suspense Account to the Accounts of eligible Members as follows during the seven-Plan Year period beginning with the 2022 Plan Year and ending with the 2028 Plan Year (the “Allocation Period”):

(1)For each Plan Year during the Allocation Period, amounts held in the Suspense Account shall first be allocated in the amount of any Nonelective Employer Contributions and Transitional Employer Contributions required to be made by the Employers under Article IV of the Plan for such Plan Year. The amounts allocated from the Suspense Account under this Section 16.3(1) shall be allocated as Nonelective Employer Contributions and Transitional Employer Contributions, as applicable, under Article IV, and the obligations of the Employers to make such contributions under Article IV shall be reduced accordingly. If, at the time of any allocation of assets from the Suspense Account under this Section 16.3(1), the value of the assets remaining in the Suspense Account is less than the amount of the Nonelective Employer Contributions and Transitional Employer Contributions required to be made at that time under Article IV, then the assets from the Suspense Account shall be allocated first as Nonelective Employer Contributions and, if not yet exhausted, then second as Transitional Employer Contributions.

(2)For each Plan Year during the Allocation Period, to the extent the amounts allocated under Section 16.3(1) for such Plan Year do not satisfy the Minimum Allocation Amount requirement of Section 16.4, amounts held in the Suspense Account shall next be allocated in the amount necessary to satisfy the Minimum Allocation Amount requirement. The amounts allocated from the Suspense Account under this Section 16.3(2) for a Plan Year shall be allocated and credited as of the last day of such Plan Year to the Accounts of those Members who are actively employed by an Employer on the last day of such Plan Year. The amount to be credited to each such Member shall be determined by multiplying (a) the total amount to be allocated under this Section 16.3(2) for the Plan Year by (b) a fraction, the numerator of which is such Member’s Compensation received for such Plan Year and the denominator of which is the total Compensation received for such Plan Year for all Members eligible for an allocation under this Section 16.3(2) for the Plan Year. The amounts allocated from the Suspense Account under this Section 16.3(2) shall be treated as Nonelective Employer Contributions for all purposes under the Plan, other than for purposes of the requirements of Sections 4.6, 4.7 and 16.3(1).

16.4Minimum Allocation Amount. Except as provided in Section 16.6, until such time as there are no remaining amounts held in the Suspense Account, the aggregate amount to be allocated from the Suspense Account to the Accounts of Members under Section 16.3 for each Plan Year during the Allocation Period shall be no less than the Minimum Allocation Amount for such Plan Year determined as follows (the “Minimum Allocation Amount”):

Plan Year	Minimum Allocation Amount
2022	One-seventh of the value of the Transferred Assets as of the first Valuation Date on or after the date of transfer of the Transferred Assets to the Plan
2023	One-sixth of the value, as of the first Valuation Date on or after January 1, 2023, of the assets held in the Suspense Account
2024	One-fifth of the value, as of the first Valuation Date on or after January 1, 2024, of the assets held in the Suspense Account
2025	One-fourth of the value, as of the first Valuation Date on or after January 1, 2025, of the assets held in the Suspense Account
2026	One-third of the value, as of the first Valuation Date on or after January 1, 2026, of the assets held in the Suspense Account
2027	One-half of the value, as of the first Valuation Date on or after January 1, 2027, of the assets held in the Suspense Account
2028	100% of the value of the assets held in the Suspense Account as of the date such amounts are allocated to Member Accounts

16.5 Coordination with Section 415 Limitation. Amounts allocated from the Suspense Account to the Accounts of Members as described in Section 16.3 shall be treated as “annual additions” for purposes of the limitation described in Section 4.11. If, by reason of the limit on annual additions described in Section 4.11, any amount held in the Suspense Account may not be allocated to a Member before the close of the Allocation Period:

(1) Such amount shall be allocated to the Accounts of other Members, and

(2)If any portion of such amount may not be allocated to other Members by reason of the limitations described in Section 4.11, such portion shall be allocated to the Member as provided in section 415 of the Code.

16.6Unallocated Amounts at Termination. If any amount held in the Suspense Account is not allocated to Member Accounts as of the termination date of the Plan:

(1) Such amount shall be allocated to the Accounts of Members as of such termination date, except that any amount which may not be allocated to any Member by reason of the limitation described in Section 4.11 shall be allocated to the Accounts of other Members, and

(2)If any portion of such amount may not be allocated to other Members under Section 16.6(1) by reason of the limitation described in Section 4.11, such portion shall be treated as a reversion to the Company to which section 4980 of the Code applies.

16.7Investment of Suspense Account. Notwithstanding any provision of Article V to the contrary, amounts held in the Suspense Account shall be invested in such Investment Fund or Funds, and in such proportions, as are designated by the Investment Committee from time to time, which Investment Fund or Funds may include one or more Investment Funds that are not investment options available to be selected by Members for the investment of amounts contributed to or held in Member Accounts under Section 5.5. Upon allocation to a Member’s Account, amounts allocated from the Suspense Account will be invested according to such Member’s directions or, if none, the Plan’s default investment fund in accordance with Section 5.5.”

II.

This Amendment No. 1 may be executed by electronic signature via DocuSign or by delivery of a scanned, executed copy via facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, each of which will have the same effect as physical delivery of the paper document bearing an original signature.

EXECUTED at Cleveland, Ohio this 16th day of December, 2021.

THE LINCOLN ELECTRIC COMPANY

By: /s/ Jennifer I. Ansberry

Name: Jennifer I. Ansberry

Title: Executive Vice President, General Counsel and Secretary